Exhibit 10.28

3PAR INC.

MANAGEMENT RETENTION AGREEMENT

This Management Retention Agreement (the “Agreement”) originally made and entered into by and between                      (the “Executive”) and 3PAR Inc. (the “Company”), effective as of                      (the “Prior Agreement”), is hereby amended and restated to comply with Section 409A of the Internal Revenue Code, effective as of December 19, 2008.

RECITALS

A. It is expected that the Company from time to time may consider a Change of Control (as defined below). The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his or her employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

C. The Board believes that it is imperative to provide the Executive with certain severance benefits upon the Executive’s termination of employment following a Change of Control which provides the Executive with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

D. Certain capitalized terms used in this Agreement are defined in Section 4 below.

The parties hereto agree as follows:

1. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law, and may be terminated by either party at any time, with or without cause or notice. If the Executive’s employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company’s established employee plans or pursuant to other written agreements with the Company.

3. Change of Control Severance Benefits.

(a) Involuntary Termination other than for Cause, Death or Disability or Voluntary Termination for Good Reason Following A Change of Control. If, within twelve (12) months following a Change of Control, the Executive’s employment is terminated (i) involuntarily by the Company other than for Cause, death or Disability or (ii) by the Executive pursuant to a Voluntary Termination for Good Reason, then, subject to the Executive entering into and not revoking a mutual release of claims with the Company substantially in the form attached as Exhibit A to this Agreement (the “Release”), the Company shall provide the Executive with the following benefits upon such termination:

(i) Severance Payment. A lump-sum cash payment in an amount equal to one hundred percent (100%) of the Executive’s Annual Compensation;

(ii) Continued Executive Benefits. Company-paid health, dental, vision, long-term disability and life insurance coverage at the same level of coverage as was provided to the Executive immediately prior to the Change of Control and at the same ratio of Company premium payment to Executive premium payment as was in effect immediately prior to the Change of Control (the “Company-Paid Coverage”). If such coverage included the Executive’s dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (A) one year from the date of termination, or (B) the date upon which the Executive and his or her dependents become covered under another employer’s group health, dental, vision, long-term disability or life insurance plans that provide the Executive and his or her dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), the date of the “qualifying event” for the Executive and his or her dependents shall be the date upon which the Company-Paid Coverage commences, and each month of Company-Paid Coverage provided hereunder shall offset a month of continuation coverage otherwise due under COBRA.

(iii) Equity Compensation Accelerated Vesting. One hundred percent (100%) of the unvested portion of any stock option, restricted stock or other Company equity compensation held by the Executive shall be automatically accelerated in full so as to become completely vested or, if the Executive has exercised his or her early exercise rights with respect to any stock option, then one hundred percent (100%) of the unreleased portion of the stock option shall be automatically released from the Company’s repurchase option pursuant to the stock option.

(b) Voluntary Resignation. If the Executive’s employment terminates by reason of the Executive’s voluntary resignation (and is not a Voluntary Termination for Good Reason), then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans or pursuant to other written agreements with the Company.

(c) Disability; Death. If the Executive’s employment with the Company terminates as a result of the Executive’s Disability, or if the Executive’s employment is terminated due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans or pursuant to other written agreements with the Company.

(d) Termination for Cause. If the Executive is terminated for Cause, then the Executive shall not be entitled to receive severance or other benefits.

(e) Termination Apart from Change of Control. In the event the Executive’s employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12) month period following a Change of Control, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company’s then existing severance and benefits plans or pursuant to other written agreements with the Company.

(f) Timing of Release. The receipt of any severance pursuant to this Section 3 will be subject to the Executive signing an not revoking the Release and provided further that the Release becomes effective no later than sixty (60) days following termination of Executive’s employment. No severance will be paid or provided until the Release becomes effective.

(g) Timing of Severance. The severance payment to which Executive is entitled shall be paid in cash and in full on the sixtieth (60th) day following the Executive’s separation from service, or, if later, such time as is required by Section 8.

4. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a) Annual Compensation. “Annual Compensation” shall mean an amount equal to the Executive’s Company annual base salary at the rate in effect immediately preceding the Executive’s date of termination with the Company.

(b) Cause. “Cause” shall mean (i) an act of personal dishonesty taken by the Executive in connection with his or her responsibilities as an Executive and intended to result in substantial personal enrichment of the Executive, (ii) the Executive being convicted of a felony, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Executive has not substantially performed his or her duties, continued violations by the Executive of the Executive’s obligations to the Company which are demonstrably willful and deliberate on the Executive’s part.

(c) Change of Control. “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

(d) Disability. “Disability” shall mean that the Executive has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate the Executive’s employment. In the event that the Executive resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

(e) Section 409A Limit. For purposes of this Agreement, “Section 409A Limit” shall mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(f) Voluntary Termination for Good Reason. “Voluntary Termination for Good Reason” shall mean the Executive voluntarily resigns after the occurrence of any of the following (i) without the Executive’s express written consent, a material reduction of the Executive’s duties, authority or responsibilities, relative to the Executive’s duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to the Executive of such reduced duties, authority or responsibilities; provided, however, that a reduction in duties, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not by itself constitute grounds for a “Voluntary Termination for Good Reason”; (ii) without the Executive’s express written consent, a material reduction, without good business reasons, of the facilities or perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a material reduction by the Company in the base salary of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the aggregate level of employee benefits, including bonuses, to which the Executive was entitled immediately prior to such reduction with the result that the Executive’s aggregate benefits package is materially reduced (other than a reduction that generally applies to Company employees); (v) the relocation of the Executive to a facility or a location outside Santa Clara, Alameda or San Mateo counties, without the Executive’s express written consent; or (vi) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 6(a) below. In addition, upon any such voluntary termination the Executive must provide notice to the Company of the existence of the one or more of the above conditions within ninety (90) days of its initial existence and the Company must be provided at least thirty (30) days to remedy the condition.

5. Non-Solicitation. In consideration for the severance benefits the Executive is to receive herein, if any, the Executive agrees that he or she will not, at any time during the one year following his or her termination date, directly or indirectly solicit any individuals to leave the Company’s (or any of its subsidiaries’) employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company (or any of its subsidiaries) and its current or prospective employees.

6. Successors.

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation, spin-off or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any such successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

(b) Executive’s Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7. Notice.

(a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or one day following mailing via Federal Express or similar overnight courier service. In the case of the Executive, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b) Notice of Termination. Any termination by the Company for Cause or by the Executive pursuant to a Voluntary Termination for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Voluntary Termination for Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his or her rights hereunder, subject to the Company’s right to remedy the condition as provided in Section 4(f).

8. Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, no severance payable to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Compensation Separation Benefits”) shall be payable until Executive has a “separation from service” within the meaning of Section 409A.

(b) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Executive’s separation from service shall become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Compensation Separation Benefits, if any, shall be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service but prior to the six (6) month anniversary of the separation, then any payments delayed in accordance with this paragraph shall be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits shall be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(c) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of clause (b) above.

(d) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that do not exceed the Section 409A Limit (as defined herein) shall not constitute Deferred Compensation Separation Benefits for purposes of clause (b) above.

(e) Any taxable reimbursements and/or taxable in-kind benefits provided in this Agreement shall be made or provided in accordance with the requirements of Section 409A, including: (i) the amount of any such expense reimbursement or in-kind benefit provided during a taxable year of the Executive shall not affect any expenses eligible for reimbursement in any other taxable year; (ii) the reimbursement of an eligible expense shall be made no later than the last day of the employee’s taxable year that immediately follows the taxable year in which the expense was incurred; and (iii) the right to any such reimbursement shall not be subject to liquidation or exchange for another benefit or payment.

(f) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder shall be subject to the additional tax imposed under Section 409A, and any ambiguities herein shall be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

9. Miscellaneous Provisions.

(a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by two authorized officers of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same, including the Prior Agreement.

(c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

(d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, effective as of the day and year first above written.

3PAR INC.

By:
Title:

EXECUTIVE

[insert name]

EXHIBIT A

FORM RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (this “Agreement”) is made and entered into by and between 3PAR Inc. (the “Company”) and                      (the “Executive”).

WHEREAS,                      was employed by the Company; and

WHEREAS, the Company (or the Company’s predecessor) and the Executive have entered into a Management Retention Agreement originally effective as of                     , 2001, as amended and restated to comply with Section 409A of the Internal Revenue Code (the “Management Agreement”);

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive (collectively referred to as the “Parties”) desiring to be legally bound do hereby agree as follows:

1. Termination. The Executive’s employment with the Company terminated on                     , 20__.

2. Consideration. Subject to and in consideration of the Executive’s release of claims as provided herein, the Company has agreed to pay the Executive certain benefits and the Executive has agreed to provide certain benefits to the Company, both as set forth in the Management Agreement.

3. Payment of Salary. The Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to the Executive.

4. Release of Claims. The Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Executive by the Company. The Executive, on his or her own behalf and his or her respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he or she may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

(a) any and all claims relating to or arising from the Executive’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, the Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq. and Section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal or any state constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

The Executive agrees that the release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

5. Acknowledgment of Waiver of Claims under ADEA. The Executive acknowledges that he or she is waiving and releasing any rights he or she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. The Executive acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that he or she has been advised by this writing that (a) he or she should consult with an attorney prior to executing this Agreement; (b) he or she has at least twenty-one (21) days within which to consider this Agreement; (c) he or she has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Company by the close of business on the seventh (7th) day from the date that the Executive signs this Agreement.

6. Civil Code Section 1542. The Executive represents that he or she is not aware of any claims against the Company other than the claims that are released by this Agreement. The Executive acknowledges that he or she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Executive, being aware of said code section, agrees to expressly waive any rights he or she may have thereunder, as well as under any other statute or common law principles of similar effect.

7. No Pending or Future Lawsuits. The Executive represents that he or she has no lawsuits, claims or actions pending in his or her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Executive also represents that he or she does not intend to bring any claims on his or her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8. Confidentiality. The Executive agrees to use his or her best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Release Information”). The Executive agrees to take every reasonable precaution to prevent disclosure of any Release Information to third parties and agrees that there will be no publicity, directly or indirectly, concerning any Release Information. The Executive agrees to take every precaution to disclose Release Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Release Information.

9. No Cooperation. The Executive agrees he or she will not act in any manner that might damage the business of the Company. The Executive agrees that he or she will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

10. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Executive represents and warrants that he or she has the capacity to act on his or her own behalf and on behalf of all who might claim through him or her to bind them to the terms and conditions of this Agreement.

12. No Representations. The Executive represents that he or she has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

14. Entire Agreement. This Agreement and the Management Agreement and the agreements and plans referenced therein represent the entire agreement and understanding between the Company and the Executive concerning the Executive’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning the Executive’s relationship with the Company and his or her compensation by the Company. This Agreement may only be amended in writing signed by the Executive and an executive officer of the Company.

15. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

16. Effective Date. This Agreement is effective eight (8) days after it has been signed by both Parties.

17. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

18. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

3PAR INC.

By:
Title:
Date:

EXECUTIVE

[insert name]

Date: